Exhibit 99.2

                                 William Tay
                          2000 Hamilton Street, #520
                            Philadelphia, PA 19130



February 10, 2005

Attn: Board of Directors
Voorhees Acquisition Corp.
c/o S.W. Consulting Co., Inc.
One Old Country Road
Carle Place, NY 11514

Dear Sirs:

Effective immediately, I hereby resign as Director, President, Secretary and Treasurer of Voorhees Acquisition Corp., a Delaware corporation (the "Company").

My resignation is not due to any disagreement with the Company on any matter relating to the Company's operations, policies, practices, or otherwise.

I confirm that I have no claim against the Company whether in respect of remuneration, severance payments, pensions, expenses or compensation for loss of office or in any other respect whatsoever.

Yours faithfully,


/s/ William Tay
--------------------------------
William Tay